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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 20, 2003

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                            KINDRED HEALTHCARE, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                    001-14057               61-1323993
    (State or other jurisdiction      (Commission File          (IRS Employer
  of incorporation or organization)        Number)           Identification No.)


                             680 South Fourth Street
                              Louisville, Kentucky
                    (Address of principal executive offices)
                                   40202-2412
                                   (Zip Code)

       Registrant's telephone number, including area code: (502) 596-7300

                                 Not Applicable
         (Former name or former address, if changed since last report.)


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Item 5.  Other Events and Regulation FD Disclosure.

     Kindred Healthcare, Inc. (the "Company") has announced that it has entered into a non-binding letter of intent with Senior Health Management, LLC ("SHM") to divest all of its Florida nursing center operations. Under the non-binding letter of intent, SHM or one or more of its nominees will purchase the real estate related to the 15 nursing centers the Company plans to acquire from Ventas, Inc. ("Ventas") and the two nursing centers currently owned by the Company in Florida. The sales price for the real estate and related personal property associated with all of the Florida nursing center operations will approximate $65 million, payable in cash at closing. SHM has executed a commitment letter with CapitalSource Finance LLC to finance the purchase of the real property.

     SHM's nominee will sublease the remaining Florida facility operated by the Company. The rental payments under the proposed sublease are expected to approximate the Company's annual rental obligations under the existing lease agreement. The proposed sublease will expire upon the expiration of the primary lease.

     If the parties are unable to close the purchase transaction by June 30, 2003, the Company will enter into an interim lease of the 17 facilities with SHM's nominees until the sale can be consummated, under which rentals for the 15 Ventas facilities are expected to approximate the Company's rental obligations for these facilities under its existing master leases with Ventas, and rentals for the two facilities currently owned by the Company will equal an aggregate of $24,000 per month.

     In a related transaction, SHM's nominees also will acquire the Company's accounts receivable relating to the Florida nursing centers.

     In addition to entering into definitive documentation, the consummation of the proposed transaction is subject to several material conditions, including, without limitation, the receipt of required approvals from each party's board of directors, the Company's lenders, completion of SHM's financing and certain regulatory and other approvals. The transaction also is conditioned upon the completion of the Company's previously announced agreement to purchase the 15 Florida facilities from Ventas.

     The Company also announced that it has entered into a non-binding letter of intent to sell the Texas nursing facility it will acquire from Ventas. Under the non-binding letter of intent, the Company will sell the facility and related personal property for approximately $4.5 million, payable in cash at closing. The Company has targeted September 30, 2003 to complete the sale. The Company also intends to lease the facility until consummation of the sale to the proposed purchaser beginning July 1, 2003 for approximately $21,000 per month.

     In addition to entering into definitive documentation, the consummation of this proposed transaction is subject to several material conditions, including, without limitation, the receipt of required approvals from each party's board of directors, the Company's lenders, completion of the purchaser's financing and certain regulatory and other approvals. The transaction also is

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conditioned upon the completion of the Company's previously announced agreement to purchase the facility from Ventas.

     The Company currently operates one other leased nursing center in Texas. As previously announced, the Company recently entered into an agreement with the landlord of that nursing center to terminate the lease effective June 30, 2003.

     This Form 8-K includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company's expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as "anticipate," "approximate," "believe," "plan," "estimate," "expect," "project," "could," "should," "will," "intend," "may" and other similar expressions, are forward-looking statements.

     Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company's expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company's filings with the Securities and Exchange Commission.

     Factors that may affect the Company's plans or results include, without limitation, (a) the Company's ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas; (b) the Company's ability to meet its rental and debt service obligations; (c) adverse developments with respect to the Company's results of operations or liquidity;
(d) the Company's ability to attract and retain key executives and other healthcare personnel; (e) increased operating costs due to shortages in qualified nurses and other healthcare personnel; (f) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (g) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs and the new prospective payment system for long-term acute care hospitals; (h) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (i) the Company's ability to control costs, particularly labor and employee benefit costs; (j) the Company's ability to comply with the terms of its Corporate Integrity Agreement; (k) the Company's ability to integrate operations of acquired facilities; (l) the increase in the costs of defending and insuring against professional liability claims and the Company's ability to predict the estimated costs related to such claims; and (m) the Company's ability to successfully reduce (by divestiture or otherwise) its exposure to professional liability claims in the state of Florida and other states. Many of these factors are beyond the Company's control. The Company cautions investors that

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any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

     A copy of the press release issued by the Company is attached as Exhibit
99.1

Item 7. Financial Statements and Exhibits.

        (a)  Financial statements of businesses acquired.

             Not applicable.

        (b)  Pro forma financial information.

             Not applicable.

        (c)  Exhibits.

             Exhibit 99.1 - Press Release dated May 20, 2003.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                      KINDRED HEALTHCARE, INC.


Date: May 21, 2003                    By: /s/ Richard A. Lechleiter
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                                              Richard A. Lechleiter
                                              Senior Vice President, Chief
                                              Financial Officer and Treasurer

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